UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549



                                    FORM 8-K

                                 CURRENT REPORT

     Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

       Date of Report (Date of earliest event reported): January 26, 2004

                      Abigail Adams National Bancorp, Inc.
     ----------------------------------------------------------------------
             (Exact name of registrant as specified in its charter)

        Delaware                       0-10971                  52-1508198
----------------------------      ------------------          --------------
(State or other jurisdiction      (SEC File Number)           (I.R.S. Employer
        of incorporation)                                   Identification No.)

                 1130 Connecticut Avenue, Washington, D.C. 20036
                 -----------------------------------------------
                    (Address of principal executive offices)

       Registrant's telephone number, including area code: (202) 772-3600


                                 Not Applicable
    -------------------------------------------------------------------------
          (Former name or former address, if changed since last report)

                           CURRENT REPORT ON FORM 8-K

Item 1.           Changes in Control of Registrant

                  Not applicable.

Item 2.           Acquisition or Disposition of Assets

                  Not applicable.

Item 3.           Bankruptcy or Receivership

                  Not applicable.

Item 4.           Changes in Registrant's Certifying Accountant

                  Not applicable.

Item 5.           Other Events and Regulation FD Disclosure

                  Not applicable.

Item 6.           Resignations of Registrant's Directors

                  Not applicable.

Item 7.           Financial Statements and Exhibits

(a)  No financial statements of businesses acquired are required.

(b)  No pro forma financial information is required.

(c) Attached as Exhibit 99 is the Company's news release announcing earnings for the quarter ended January 26, 2004.

Item 8.           Change in Fiscal Year

                  Not applicable.

Item 9.           Regulation FD Disclosure

                  Not applicable.

Item 10. Amendments to the Registrant's Code of Ethics, or Waiver of a Provision of the Code of Ethics

                  Not applicable.

Item 11. Temporary Suspensions of Trading Under Registrant's Employee Benefits Plans

                  Not applicable.

Item 12. Results of Operations and Financial Condition

          On January 26, 2004, Abigail Adams National Bancorp, Inc. announced its earnings for the fourth quarter and year ended December 31, 2003. A copy of the press release dated January 26, 2004, detailing earnings for this period is attached as Exhibit 99 to this report.

                                    SIGNATURE

     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

                                           Abigail Adams National Bancorp, Inc.


DATE:  January 27, 2004            By:     /s/ Karen Troutman
                                           -----------------------------------
                                           Ms. Karen Troutman
                                           Chief Financial Officer

                                                             EXHIBIT INDEX

99                News release dated January 26, 2004.

                                                                     EXHIBIT 99




FOR IMMEDIATE RELEASE
Date:         January 26, 2004
Contact:      Kathleen Walsh Carr
              202.772.3711

         Abigail Adams national Bancorp Reports fourth Quarter Earnings

Washington, DC - Abigail Adams National Bancorp, Inc. (NASDAQ:AANB), the parent holding company of The Adams National Bank, reported net income of $819,000 or $0.27 basic and diluted earnings per share for the three months ended December 31, 2003 as compared to $900,000 or $0.30 basic and diluted earnings per share for the same period one year ago. The decrease in fourth quarter earnings is attributable to flat earnings growth in the declining rate market with an increase in non-interest expense.

Net interest income after the provision for loan losses increased 1.9% to $2,615,000 for the three months ended December 31, 2003, when compared to $2,565,000 for the same period one year ago. This increase is primarily attributable to a reduction in interest expense resulting from a decrease in the cost of funds, partially offset by an increase in the provision for loan losses.

Non-interest expense increased 10.2% to $1,755,000 for the three months ended December 31, 2003, as compared to $1,593,000 for the same period last year. The increase in non-interest expense included: an increase in salaries and benefits expense and an increase in occupancy expense due to the expansion of a new branch in Maryland.

Year-to-date net income as of December 31, 2003 was $3,161,000 or $1.05 basic and diluted earnings per share, as compared to $3,415,000 or $1.14 basic and $1.13 diluted earnings per share for 2002. The decrease in year-to-date earnings is primarily attributable to an increase in the provision for loan losses and an increase in non-interest expense. The year-to-date provision for loan losses increased to $591,000 as of December 31, 2003, as compared to $443,000 for the year ended December 31, 2002. The increase in the provision for loan losses reflects an increase in classified loans. Non-interest expense for the year ended December 31, 2003 was $6,646,000 as compared to $6,064,000 for the same period last year. The increase in year-to-date non-interest expense included an increase of $286,000 or 9.6% in salaries and benefits expense primarily due to normal salary increases and increased employee insurance costs, and an increase of $130,000 or 11.0% in occupancy expense, primarily due to expenses associated with the new branch office.

Year-to-date net interest income increased 2.1% to $10,461,000 for the year ended December 31, 2003 compared to $10,251,000 for the same period one year ago. This increase is primarily attributable to a decrease in interest expense resulting from a reduction in the cost of funds, which was partially offset by a decrease in interest income resulting from a reduction in the Bank's prime commercial lending rate in June 2003 and a decrease in the yield on investments.

Total assets as of December 31, 2003 totaled to $231,906,000, an increase of 13.2% compared to $204,950,000 at December 31, 2002. This increase is primarily attributable to an increase in short-term investments and an increase in investment securities. Loans remained relatively flat at $156,034,000 as of December 31, 2003, compared to $156,536,000 as of December 31, 2002. Non-performing assets totaled $2,843,000 at December 31, 2003 or 1.24% of total assets, compared to $460,000 at December 31, 2002 or 0.22% of total assets. Fifty-eight percent, or $1,639,102, of non-performing loans are guaranteed by the Small Business Administration and the balance are secured by real estate or other assets. The allowance for loan losses at December 31, 2003 was $2,119,000 or 1.36% of total loans compared to $2,297,000 or 1.47% of total loans at December 31, 2002.

Deposits as of December 31, 2003 were $192,756,000, representing an increase of 10.3% over deposits of $174,768,000 at December 31, 2002.

Shareholders' equity increased to $22,875,000 or 9.9% of total assets at December 31, 2003 as compared to $21,192,000 or 10.3% of total assets at December 31, 2002. The cash dividends paid on common stock increased 13.6% to $0.50 per share for 2003.

The Adams National Bank, the largest federally chartered bank in the United States owned and managed by women, is focused on serving minorities, small businesses and not-for-profit organizations in the Washington, DC area. The Adams National Bank offers a full line of banking services including business and real estate loans, as well as deposit services. All information for the period ended December 31, 2003 has been derived from unaudited financial information.


SOURCE:  The Adams National Bank
ATTACHMENT:         Selected Financial Data


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

                Abigail Adams National Bancorp, Inc. & Subsidiary
                             Selected Financial Data
                                   (unaudited)
                           December 31, 2003 and 2002

                                                      Three Months Ended:                 Twelve Months Ended:
                                                ---------------------------------   ----------------------------------
                                                     12/31/03           12/31/02          12/31/03           12/31/02
                                                --------------    ---------------   ---------------    ---------------
Income statement:
   Interest income                                  3,228,451          3,311,106        12,555,815         12,830,793
   Interest expense                                   493,901            594,562         2,094,420          2,580,186
                                                --------------    ---------------   ---------------    ---------------
     Net interest income                            2,734,550          2,716,544        10,461,395         10,250,607
                                                --------------    ---------------   ---------------    ---------------
   Provision for loan losses                          120,000            150,000           591,065            442,500
     Net interest income after provision for        2,614,550          2,566,544         9,870,330          9,808,107
     loan losses
                                                --------------    ---------------   ---------------    ---------------
   Noninterest income                                 503,511            525,417         2,034,580          1,953,658
   Noninterest expense                              1,754,621          1,593,201         6,645,710          6,064,201
                                                --------------    ---------------   ---------------    ---------------
     Income before taxes                            1,363,440          1,498,760         5,259,200          5,697,564
   Provision for income tax expense                   544,697            598,570         2,098,111          2,282,217
                                                --------------    ---------------   ---------------    ---------------
     Net income                                       818,743            900,190         3,161,089          3,415,347
                                                ==============    ===============   ===============    ===============

Per share data:
   Basic earnings per share                             $0.27              $0.31             $1.05              $1.14
   Diluted earnings per share                           $0.27              $0.30             $1.05              $1.13
   Dividends paid on common shares                      $0.13              $0.11             $0.50              $0.44

   Average shares outstanding - Basic               3,014,343          3,002,971         3,009,594          3,002,058
   Average shares outstanding - Diluted             3,026,403          3,019,786         3,024,072          3,025,194

Consolidated balance sheet:
   Assets:
     Cash & due from banks                                                               9,746,854          7,507,145
     Short-term investments                                                             18,821,013         11,955,349
     Investment securities                                                              44,417,613         26,544,844
     Loans, gross                                                                      156,034,227        156,536,280
     Allowance for loan losses                                                         (2,119,448)        (2,296,608)
     Other assets                                                                        5,005,536          4,702,634
                                                                                    ---------------    ---------------
       Total assets                                                                    231,905,795        204,949,644
                                                                                    ===============    ===============

   Liabilities:
     Deposits                                                                          192,756,407        174,768,190
     Short-term borrowings                                                               5,390,326          7,312,776
     Long-term borrowings                                                               10,030,117            724,151
     Accrued expenses & other liabilities                                                  853,863            952,686
                                                                                    ---------------    ---------------
       Total liabilities                                                               209,030,713        183,757,803
                                                                                    ---------------    ---------------

   Stockholders' equity:
     Capital stock                                                                          30,308             30,211
     Surplus                                                                            17,241,143         17,185,310
     Retained earnings                                                                   5,603,631          3,976,320
                                                                                    ---------------    ---------------
       Total stockholders' equity                                                       22,875,082         21,191,841
                                                                                    ---------------    ---------------
       Total liabilities & stockholders'                                               231,905,795        204,949,644
       equity
                                                                                    ===============    ===============

Performance ratios:
   Book value per share                                                                      $7.59              $7.05
   Return on average assets                             1.47%              1.77%             1.49%              1.80%
   Return on average stockholders' equity              14.38%             17.00%            14.32%             17.00%
   Net interest margin                                  5.16%              5.61%             5.18%              5.65%
   Efficiency ratio                                    54.19%             49.14%            53.18%             49.69%
   Ratio of nonperforming assets to total                                                    1.24%              0.22%
   assets
   Allowance for loan losses to loans                                                        1.36%              1.47%
   Allowance for loan losses to nonperforming                                               73.78%            499.51%
   assets
